UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2007
Date of Report (Date of principal event reported)

WORLDSTAR ENERGY, CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-27229	88-0409163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Hastings Street, Suite 1901 Vancouver, BC, Canada	V6E 2K3
(Address of principal executive offices)	(Zip Code)

(604) 434-5256
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03         Amendments to Articles of Incorporation; Change in Fiscal Year.

As previously disclosed, Worldstar Energy, Corp. (the "Company") acquired all of the issued and outstanding shares of National Base Investment Limited ("National Base"), on August 14, 2007 by way of a reverse merger whereby the Company, as the legal acquirer, is treated as the acquired entity, and National Base, as the legal subsidiary, is treated as the acquiring company with the continuing operations. As National Base constitutes the operations of the Company, the Company has changed its fiscal year end to March 31, thereby adopting the same fiscal year end as National Base. In accordance with SEC guidance, as National Base constitutes the accounting acquirer, no transition report is required in connection with this change in year end. Accordingly, the Company intends to file a quarterly report on Form 10-QSB for the period ended December 31, 2007 and subsequently file an annual report on Form 10-KSB for the year ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WORLDSTAR ENERGY, CORP.

Date: December 20, 2007	By: /s/ Michael W. Kinley ________________________________
Michael W. Kinley Chief Financial Officer